UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2010

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On March 18, 2010, the Board of Directors (“Board”) of True Religion Apparel, Inc. (the “Company”) unanimously voted to increase the size of the Board to seven members. The Board unanimously voted to appoint Seth Johnson to fill the newly created directorship. Mr. Johnson does not have any understandings or relationships with third parties pursuant to which he was appointed to the Board. There are no transactions between Mr. Johnson and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission. At the time of the filing of this Current Report on Form 8-K, it has not been determined which, if any, committees of the Board Mr. Johnson may serve on as a member. The Board has determined that Mr. Johnson meets the definition of an independent director as determined in accordance with the Nasdaq Marketplace Rules and federal securities laws. Mr. Johnson will be compensated in accordance with the Company’s publicly disclosed director compensation policies.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated March 23, 2010, of True Religion Apparel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2010	TRUE RELIGION APPAREL, INC.

                                                                                                          By:           /s/ Peter F. Collins
                                                                                                          Name:      Peter F. Collins
                                                                                                          Title:        Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated March 23, 2010, of True Religion Apparel, Inc.